Exhibit 99.1

NEWS RELEASE

4955 Technology Way ∎ Boca Raton, Florida 33431 ∎ www.geogroup.com

CR-22-05

THE GEO GROUP COMMENCES PROPOSED TRANSACTIONS TO ADDRESS

ITS DEBT MATURITIES AND STRENGTHEN ITS CAPITAL STRUCTURE

Boca Raton, Fla. – July 19, 2022 — The GEO Group, Inc. (NYSE: GEO) (“GEO” or the “Company”) announced today a series of proposed transactions (the “Proposed Transactions”) with certain of its secured and unsecured creditors which will, if completed, comprehensively address the substantial majority of GEO’s outstanding debt scheduled to mature in 2023, 2024 and 2026. The Proposed Transactions are conditioned upon receipt of certain further creditor participation and consent. As further described below, GEO has entered into a binding support agreement with a significant percentage of its existing secured and unsecured creditors for the completion of the Proposed Transactions. GEO intends to complete the Proposed Transactions over the next 30 to 90 days, subject to meeting the requisite minimum participation and consent thresholds for the Proposed Transactions.

Whereas currently, GEO would have to address approximately $2.0 billion in outstanding debt maturities between 2023 and 2024 and approximately $580 million in outstanding debt maturities in 2026, the Proposed Transactions would stagger the maturities of GEO’s outstanding debt further into the future. Based on current commitments and minimum participation requirements, as further discussed below, GEO’s revised debt maturities are expected to be approximately $170 million in 2023; approximately $430 million in 2024; approximately $340 million in 2026; approximately $900-960 million in 2027; and approximately $440 million in 2028. The foregoing amounts do not reflect the significant debt reduction which the Company intends to pursue as a result of the Proposed Transactions, which require at least 80% of the Company’s excess cash flow (as defined by the Proposed Transactions) to be allocated towards the repayment of debt. Upon closing of the Proposed Transactions, GEO will announce updates to its debt maturities based on final participation levels.

GEO believes that the Proposed Transactions will place the Company in a materially stronger financial position going forward by reducing the risks that its near-term debt maturities would have posed to its ability to refinance its debt in the ordinary course on satisfactory terms, pursue future quality growth opportunities and enhance long-term shareholder value. Based on GEO’s historical and expected cash flows and assuming reasonable future access to the capital markets on satisfactory terms, GEO believes it will be able to address these new staggered debt maturities in the ordinary course of business.

George C. Zoley, Executive Chairman of GEO, said, “We are pleased with the Proposed Transactions we have announced today to help address the upcoming maturities of our outstanding debt in 2023, 2024 and 2026. These Proposed Transactions have been the result of collaborative discussions with our various creditor groups since November of 2021. We believe that addressing our upcoming debt maturities through the successful completion of these Proposed Transactions is in the best interests of all of our stakeholders and offers the best path forward for the future of our Company.”

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Contact:	Pablo E. Paez	1-866-301-4436
Executive Vice President, Corporate Relations

NEWS RELEASE

We look forward to using the substantial majority of our free cash flows to significantly de-leverage our balance sheet for the foreseeable future. There have been concerns regarding our upcoming debt maturities and our ability to access financing which have placed significant pressure on our company’s stock price, our Company’s access to the capital markets, and our Company’s credit ratings. We are optimistic that the successful completion of these comprehensive Proposed Transactions will have the potential to unlock equity value for our shareholders as we continue to execute our business strategy and aim to deliver consistently strong operational and financial results,” Mr. Zoley added.

GEO has already received, through a support agreement executed on July 18, 2022 (the “Support Agreement”), written commitments to support the completion of the Proposed Transactions from holders of approximately 41% of the outstanding principal amount of GEO’s Senior Notes due 2023; holders of approximately 65% of the outstanding principal amount of GEO’s Senior Notes due 2024; holders of approximately 68% of the outstanding principal amount of GEO’s Senior Notes due 2026; and term lenders collectively holding approximately 56% of the aggregate principal amount of the term loans outstanding under GEO’s existing credit agreement dated March 23, 2017, as amended. Minimum required participation for the Senior Notes due 2023, 2024 and 2026 is 50%, and minimum required participation for the term loans outstanding with the term lenders is 70%. The Company has received the required minimum participation from the revolving credit facility lenders contemplated under the Support Agreement.

Upon completion of the Proposed Transactions and based on current commitments and minimum participation requirements, GEO estimates its recourse interest expense would increase by approximately $27 million to $30 million, pre-tax, in 2022, and that total interest expense for the full-year 2022 would be $151 million to $154 million, pre-tax. For 2023, GEO estimates that interest expense would increase an additional $37 to $41 million, pre-tax. The Proposed Transactions are expected to close in 30 to 90 days, subject to review of the Registration Statement on Form S-4 (the “Registration Statement”) by the U.S. Securities and Exchange Commission (the “SEC”) and customary closing conditions. GEO expects to provide updated full-year 2022 financial guidance once the Proposed Transactions close and lender participation levels have been finalized. The Proposed Transactions will have no impact on GEO’s previously issued financial guidance ranges for the second quarter of 2022.

For additional information on the mechanics of the Proposed Transactions, please refer to the Registration Statement filed by GEO with the SEC on July 19, 2022, including the preliminary prospectus forming part thereto, relating to the exchange offers and consent solicitations for certain of its outstanding debt securities.

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Contact:	Pablo E. Paez	1-866-301-4436
Executive Vice President, Corporate Relations

NEWS RELEASE

The exchange offers and consent solicitations described in the Registration Statement are made only by and pursuant to the terms and subject to the conditions set forth in the prospectus, which forms a part of the Registration Statement, and the information in this news release is qualified by reference to such prospectus and the Registration Statement. This news release is for informational purposes only and does not constitute an offer to purchase or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer or solicitation or sale would be unlawful.

About The GEO Group

The GEO Group, Inc. (NYSE: GEO) is a leading diversified government service provider, specializing in design, financing, development, and support services for secure facilities, processing centers, and community reentry centers in the United States, Australia, South Africa, and the United Kingdom. GEO’s diversified services include enhanced in-custody rehabilitation and post-release support through the award-winning GEO Continuum of Care®, secure transportation, electronic monitoring, community-based programs, and correctional health and mental health care. GEO’s worldwide operations include the ownership and/or delivery of support services for 103 facilities totaling approximately 83,000 beds, including idle facilities and projects under development, with a workforce of up to approximately 18,000 employees.

Use of forward-looking statements

This news release may contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements, including our ability to successfully consummate the Proposed Transactions on the anticipated timeline or at all. Readers are strongly encouraged to read the full cautionary statements contained in GEO’s filings with the SEC, including the risk factors set forth in the Registration Statement on Form S-4, including a prospectus and consent solicitation statement forming a part thereof, which is subject to change, the Company has filed with the SEC. GEO disclaims any obligation to update or revise any forward-looking statements.

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Contact:	Pablo E. Paez	1-866-301-4436
Executive Vice President, Corporate Relations